UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

March 29, 2010

EVCARCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-158293	26-3526039
(Commission File Number)	(IRS Employer Identification No.)

7703 Sand St Fort Worth, TX	76118
(Address of Principal Executive Offices)	(Zip Code)

817-595-0710

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective March 26, 2010, EVCARCO, Inc. (the "Company") had its stock quotation under the symbol "EVCA" deleted from the OTC Bulletin Board.  The symbol was deleted for factors beyond the Company’s control, due to various market makers electing to shift their orders from the OTCBB to the Pink OTC Markets Inc.  As a result of these market makers not providing a quote on the OTCBB for four consecutive days the Company was deemed to be deficient in maintaining a listing standard at the OTCBB pursuant to Rule 15c2-11.  That determination was made entirely without the Company’s knowledge.  The Company’s shares remain tradable under the symbol "EVCA" on the Pink OTC Markets Inc. system.

On March 29, 2010, Spartan Securities Group, Ltd. has filed a new Form 211 application with FINRA, in order to have the Company’s stock reinstated on OTCBB.

The Company remains current in all its required filings with regulators in the jurisdictions in which it operates.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 1, 2010

By: /s/ Nikolay Frolov
Name: Nikolay Frolov
Title: CFO

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